Exhibit 99.3

Item 1. Financial Statements.

COUNTY BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2021 and December 31, 2020

	September 30, 2021	December 31, 2020
	(unaudited)
	(dollars in thousands except per share data)
ASSETS
Cash and cash equivalents	$105,131	$19,084
Interest earning cash at other financial institutions	417	416
Securities available-for-sale, at fair value	338,211	352,854
FHLB Stock	5,485	5,758
Loans held for sale	11,139	35,976
Loans, net of allowance for loan losses of $10,715 as of September 30, 2021; $14,808 as of December 31, 2020	994,243	981,477
Premises and equipment, net	20,677	14,898
Loan servicing rights	19,413	18,396
Other real estate owned, net	914	1,077
Cash surrender value of bank owned life insurance	31,885	31,275
Core deposit intangible, net of accumulated amortization of $1,798 as of September 30, 2021; $1,747 as of December 31, 2020	2	54
Accrued interest receivable and other assets	12,476	11,093
Total assets	$1,539,993	$1,472,358

LIABILITIES
Deposits:
Noninterest-bearing	$168,008	$163,202
Interest-bearing	1,013,488	877,624
Total deposits	1,181,496	1,040,826
Other borrowings	12,844	49,006
Advances from FHLB	85,000	129,000
Subordinated debentures	67,598	67,111
Deferred tax liability, net	2,420	2,302
Accrued interest payable and other liabilities	13,316	12,337
Total liabilities	1,362,674	1,300,582

SHAREHOLDERS' EQUITY
Preferred stock- $1,000 stated value; 15,000 shares authorized; 8,000 shares issued	8,000	8,000
Common stock - $0.01 par value; 50,000,000 authorized; 7,277,097 shares issued and 6,053,369 shares outstanding as of September 30, 2021; 7,212,727 shares issued and 6,197,965 shares outstanding as of December 31, 2020	29	29
Surplus	56,989	55,346
Retained earnings	131,415	118,712
Treasury stock, at cost; 1,223,728 shares at September 30, 2021; 1,014,762 shares at December 31, 2020	(22,346)	(17,606)
Accumulated other comprehensive income	3,232	7,295
Total shareholders' equity	177,319	171,776
Total liabilities and shareholders' equity	$1,539,993	$1,472,358

See accompanying notes to unaudited consolidated financial statements.

COUNTY BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020*	2021	2020*

	(dollars in thousands except per share data)
INTEREST AND DIVIDEND INCOME
Loans, including fees	$11,491	$11,594	$35,014	$36,169
Taxable securities	1,821	1,293	5,913	3,858
Tax-exempt securities	260	167	768	335
Federal funds sold and other	93	52	222	388
Total interest and dividend income	13,665	13,106	41,917	40,750

INTEREST EXPENSE
Deposits	1,590	2,914	5,376	10,982
FHLB advances and other borrowed funds	232	456	830	1,043
Subordinated debentures	1,106	1,082	3,318	2,524
Total interest expense	2,928	4,452	9,524	14,549
Net interest income	10,737	8,654	32,393	26,201
Provision for (recovery of) loan losses	(634)	79	(4,670)	3,439
Net interest income after provision for loan losses	11,371	8,575	37,063	22,762
NON-INTEREST INCOME
Services charges	137	108	421	360
Crop insurance commission	309	271	902	729
Gain on sale of loans	1,701	1,285	5,253	2,856
Loan servicing fees, net	590	1,503	2,746	4,291
Gain (loss) on sale of securities	-	101	(1,453)	671
Other	470	404	1,302	985
Total non-interest income	3,207	3,672	9,171	9,892
NON-INTEREST EXPENSE
Employee compensation and benefits	5,846	4,766	17,854	14,620
Occupancy	331	321	903	980
Information processing	640	641	1,965	1,974
Professional fees	503	555	1,755	1,436
Charitable contributions	301	47	402	143
Writedown of other real estate owned	-	-	-	1,360
Goodwill impairment	-	-	-	5,038
Loss (gain) on sale of fixed assets	(7)	(2)	(1,088)	234
Merger-related professional fees	322	-	707	-
Other	1,101	1,339	4,069	4,365
Total non-interest expense	9,037	7,667	26,567	30,150
Income before income taxes	5,541	4,580	19,667	2,504
Income tax expense	1,433	1,164	4,888	1,543
NET INCOME	$4,108	$3,416	$14,779	$961
Less: Cash dividends declared on preferred stock	(80)	(80)	(239)	(287)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,028	$3,336	$14,540	$674

NET INCOME PER SHARE:
Basic	$0.66	$0.52	$2.36	$0.10
Diluted	$0.65	$0.52	$2.34	$0.10
Dividends paid per share	$0.10	$0.07	$0.30	$0.21

*Amounts reclassed to current classifications from original presentation

See accompanying notes to unaudited consolidated financial statements.

COUNTY BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

	(dollars in thousands)
Net income	$4,108	$3,416	$14,779	$961
Other comprehensive income:
Unrealized gain (loss) on securities available-for-sale	(2,372)	(29)	(7,718)	9,103
Income tax benefit (expense)	646	8	2,103	(2,481)
Reclassification for realized losses (gains) on securities	-	(101)	1,453	(671)
Income tax expense (benefit)	-	28	(396)	184
Total other comprehensive income (loss) on securities available-for-sale	(1,726)	(94)	(4,558)	6,135
Unrealized gain (loss) on derivatives arising during the period	127	98	680	(1,156)
Income tax benefit (expense)	(34)	(27)	(185)	315
Total other comprehensive income (loss) on derivatives	93	71	495	(841)
Total other comprehensive income (loss)	(1,633)	(23)	(4,063)	5,294
Comprehensive income	$2,475	$3,393	$10,716	$6,255

See accompanying notes to unaudited consolidated financial statements.

COUNTY BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	Preferred Stock	Common Stock	Surplus	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total Shareholders' Equity

	(dollars in thousands except share data)
Balance at January 1, 2020	$8,000	$28	$54,122	$115,595	$(5,030)	$1,798	$174,513
Net loss	-	-	-	(5,188)	-	-	(5,188)
Other comprehensive income	-	-	-	-	-	1,639	1,639
Stock compensation expense	-	-	314	-	-	-	314
Cash dividends declared on common stock	-	-	-	(466)	-	-	(466)
Cash dividends declared on preferred stock	-	-	-	(108)	-	-	(108)
Treasury stock purchases (255,650 shares)	-	-	-	-	(5,853)	-	(5,853)
Proceeds from exercise of common stock options (14,590 shares)	-	-	195	-	-	-	195
Balance at March 31, 2020	$8,000	$28	$54,631	$109,833	$(10,883)	$3,437	$165,046
Net income	-	-	-	2,733	-	-	2,733
Other comprehensive income	-	-	-	-	-	3,678	3,678
Stock compensation expense	-	-	182	-	-	-	182
Cash dividends declared on common stock	-	-	-	(455)	-	-	(455)
Cash dividends declared on preferred stock	-	-	-	(99)	-	-	(99)
Treasury stock purchases (127,280 shares)	-	-	-	-	(2,560)	-	(2,560)
Balance at June 30, 2020	$8,000	$28	$54,813	$112,012	$(13,443)	$7,115	$168,525
Net income	-	-	-	3,416	-	-	3,416
Other comprehensive loss	-	-	-	-	-	(23)	(23)
Stock compensation expense	-	-	189	-	-	-	189
Cash dividends declared on common stock	-	-	-	(446)	-	-	(446)
Cash dividends declared on preferred stock	-	-	-	(80)	-	-	(80)
Treasury stock purchases (80,475 shares)	-	-	-	-	(1,671)	-	(1,671)
Balance at September 30, 2020	$8,000	$28	$55,002	$114,902	$(15,114)	$7,092	$169,910

Balance at December 31, 2020	$8,000	$29	$55,346	$118,712	$(17,606)	$7,295	$171,776
Net Income	-	-	-	3,928	-	-	3,928
Other comprehensive loss	-	-	-	-	-	(6,498)	(6,498)
Stock compensation expense	-	-	273	-	-	-	273
Cash dividends declared on common stock	-	-	-	(620)	-	-	(620)
Cash dividends declared on preferred stock	-	-	-	(81)	-	-	(81)
Treasury stock purchases (117,020 shares)	-	-	-	-	(2,513)	-	(2,513)
Proceeds from exercise of common stock options (6,206 shares)	-	-	72	-	-	-	72
Balance at March 31, 2021	$8,000	$29	$55,691	$121,939	$(20,119)	$797	$166,337
Net income	-	-	-	6,743	-	-	6,743
Other comprehensive income	-	-	-	-	-	4,068	4,068
Stock compensation expense	-	-	224	-	-	-	224
Cash dividends declared on common stock	-	-	-	(611)	-	-	(611)
Cash dividends declared on preferred stock	-	-	-	(79)	-	-	(79)
Treasury stock purchases (91,946 shares)	-	-	-	-	(2,227)	-	(2,227)
Proceeds from exercise of common stock options (18,274 shares)	-	-	357	-	-	-	357
Balance at June 30, 2021	$8,000	$29	$56,272	$127,992	$(22,346)	$4,865	$174,812
Net income	-	-	-	4,108	-	-	4,108
Other comprehensive loss	-	-	-	-	-	(1,633)	(1,633)
Stock compensation expense	-	-	205	-	-	-	205
Cash dividends declared on common stock	-	-	-	(605)	-	-	(605)
Cash dividends declared on preferred stock	-	-	-	(80)	-	-	(80)
Proceeds from exercise of common stock options (26,912 shares)	-	-	512	-	-	-	512
Balance at September 30, 2021	$8,000	$29	$56,989	$131,415	$(22,346)	$3,232	$177,319

See accompanying notes to unaudited consolidated financial statements

COUNTY BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	For the Nine Months Ended
	September 30, 2021	September 30, 2020

	(dollars in thousands)
Cash flows from operating activities
Net income	$14,779	$961
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization of premises and equipment	871	1,007
Amortization of core deposit intangible	52	139
Amortization of subordinated debentures discount	487	363
Impairment of goodwill	-	5,038
Provision for (recovery of) loan losses	(4,670)	3,439
Realized loss (gain) on sales of securities available-for-sale	1,453	(671)
Realized loss (gain) on sales of premises and equipment	(1,088)	234
Realized loss on sales of other real estate owned	17	13
Writedown of other real estate owned	-	1,360
Increase in cash surrender value of bank owned life insurance	(610)	(535)
Deferred income tax expense (benefit)	1,825	(272)
Stock compensation expense	702	685
Net amortization of securities	1,577	721
Net change in:
Accrued interest receivable and other assets	(1,383)	(996)
Loans held for sale	24,837	(442)
Loan servicing rights	(1,017)	(2,210)
Accrued interest payable and other liabilities	1,474	1,872
Net cash provided by operating activities	39,306	10,706
Cash flows from investing activities
Proceeds from maturities, principal repayments, and call of securities available-for-sale	25,250	18,768
Purchases of securities available-for-sale	(53,753)	(185,595)
Proceeds from sales of securities available-for-sale	33,852	35,466
Purchase (redemption) of FHLB stock	273	(4,130)
Purchase of bank owned life insurance	-	(10,000)
Loan originations and principal collections, net	(8,456)	(40,978)
Proceeds from sales of premises and equipment	1,757	1,507
Purchases of premises and equipment	(7,319)	(3,528)
Proceeds from sales of other real estate owned	506	1,851
Net cash used in investing activities	(7,890)	(186,639)
Cash flows from financing activities
Net increase in demand and savings deposits	133,478	129,817
Net increase (decrease) in certificates of deposits	7,191	(181,088)
Net change in other borrowings	(36,162)	101,015
Proceeds from FHLB advances	376,000	516,000
Repayment of FHLB advances	(420,000)	(475,800)
Payments to acquire treasury stock	(4,740)	(10,084)
Proceeds from issuance of subordinated debt	-	21,804
Proceeds from issuance of common stock	941	195
Dividends paid on common stock	(1,836)	(1,367)
Dividends paid on preferred stock	(240)	(287)
Net cash provided by financing activities	54,632	100,205
Net change in cash and cash equivalents	86,048	(75,728)
Cash and cash equivalents, beginning of period	19,500	129,011
Cash and cash equivalents, end of period	$105,548	$53,283

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$9,896	$16,296
Income taxes	$2,140	$2,500
Noncash operating activities:
Change in accounting principle	$-	$2,484
Noncash investing activities:
Transfer from loans to other real estate owned	$360	$767
Loans charged off	$125	$144

See accompanying notes to unaudited consolidated financial statements.

County Bancorp, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

NOTE 1 - BASIS OF PRESENTATION

The unaudited consolidated financial statements of County Bancorp, Inc. (“we,” “us,” ”our,” or the “Company”) and its subsidiaries, including Investors Community Bank (the “Bank”), have been prepared, in the opinion of management, to reflect all adjustments necessary for a fair presentation of the financial position and results of operations as of and for the three and nine months ended September 30, 2021. The results of operations for the three and nine months ended September 30, 2021 may not necessarily be indicative of the results to be expected for the year ending December 31, 2021, or for any other period.

Management of the Company is required to make estimates and assumptions which affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported amounts of income and expenses during the reported periods. Actual results could differ significantly from those estimates.

These unaudited interim financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”). Certain information in footnote disclosure normally included in financial statements prepared in accordance with GAAP has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). These financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021.

Merger Transaction

On June 22, 2021, we entered into an agreement and plan of merger (the “Merger Agreement”) with Nicolet Bankshares, Inc. (“Nicolet”), a Wisconsin corporation, pursuant to which the Company will merge with and into Nicolet (the “Merger”). Following the Merger, the Bank will merge with and into Nicolet National Bank, Nicolet’s wholly-owned bank subsidiary, with Nicolet National Bank continuing as the surviving bank, with all Bank branches operating under the Nicolet National Bank brand. Nicolet had received all regulatory approvals for the Merger on September 7, 2021, and the Merger was approved by the Company’s and Nicolet’s shareholders on October 5, 2021. Subject to customary closing conditions, the Merger is expected to be completed on December 3, 2021. For additional information on this proposed Merger, see Note 2 “Acquisition” to our consolidated financial statements.

New Accounting Pronouncements

On December 27, 2020, the Consolidated Appropriations Act (“CAA”), 2021, was signed into law which extended the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which expired on December 31, 2020. Section 4013 of the CARES Act was extended in the CAA and allows financial institutions to elect to suspend troubled debt restructuring accounting under certain circumstances when the temporary restructuring is related to the Coronavirus Disease 2019 (COVID-19) pandemic. The Company has elected to implement Section 4013, and at September 30, 2021, loan balances totaling $0.2 million were still outstanding under the payment deferral program and were not classified as troubled debt restructurings.

In March 2020, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendment only applies to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU was effective upon issuance on March 12, 2020 and can be applied through December 31, 2022. The Company is in the process of evaluating the impact of this standard but does not expect this standard to have a material impact on its results of operations, financial position, and liquidity.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses, to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The amendment replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Entities should apply this amendment by a modified-retrospective approach, through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company has engaged a third-party software consultant and is currently testing the model’s methodology in parallel to current loss model calculations. At this time, the effect this ASU will have on its consolidated financial statements is still being quantified as the Company ensures data, assumptions, and methods all comply with the requirements of ASU 2016-13. In October 2019, the FASB voted to delay the effective date for the credit losses standard to January 2023 for certain entities, including SEC filers that qualify as smaller reporting companies and private companies. As a smaller reporting company, the Company is eligible for the delay and will be deferring adoption. Management will continue to progress on its implementation project plan and improve the Company’s approach throughout the deferral period.

NOTE 2 - ACQUISITION

On June 22, 2021, the Company entered into the Merger Agreement with Nicolet Bankshares, Inc. Inc. Following the Merger, the Bank will merge with and into Nicolet National Bank, Nicolet’s wholly-owned bank subsidiary, with Nicolet National Bank continuing as the surviving bank, with all Bank branches operating under the Nicolet National Bank brand.

Under the terms of the Merger Agreement, at the effective time of the Merger, the Company’s shareholders will have the right to receive for each share of the Company’s common stock, at the election of each holder and subject to proration, either $37.18 in cash or 0.48 shares of Nicolet common stock. County shareholder elections will be prorated to ensure the total consideration will consist of approximately 20% cash and approximately 80% common stock.

The Merger had been approved by Nicolet’s regulators on September 7, 2021, and was approved by the Company’s and Nicolet’s shareholders on October 5, 2021. Subject to certain customary closing conditions, the Merger is expected to be completed on December 3, 2021.

NOTE 3 - EARNINGS PER SHARE

Earnings per common share is computed using the two-class method. Basic earnings per common share is computed by dividing net income by the weighted-average number of common shares outstanding during the applicable period. Diluted earnings per share is computed using the weighted-average number of shares determined for the basic earnings per common share plus the dilutive effect of share-based compensation using the treasury stock method.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

	(dollars in thousands)
Net income from continuing operations	$4,108	$3,416	$14,779	$961
Less: preferred stock dividends	80	80	239	287
Income available to common shareholders for basic earnings per common share	$4,028	$3,336	$14,540	$674
Weighted average number of common shares issued	7,260,493	7,202,000	7,240,770	7,194,642
Less: weighted average treasury shares	1,223,728	882,153	1,161,555	720,654
Plus: weighted average of participating restricted stock units	97,891	66,492	86,723	57,053
Weighted average number of common shares and participating securities outstanding	6,134,656	6,386,339	6,165,938	6,531,041
Effect of dilutive options	81,216	20,915	55,040	32,833
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,215,872	6,407,254	6,220,978	6,563,874
Weighted average of anti-dilutive options	-	137,740	31,442	85,272

NOTE 4 - SECURITIES AVAILABLE-FOR-SALE

The amortized cost and fair value of securities available-for-sale as of September 30, 2021 and December 31, 2020 were as follows:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

	(dollars in thousands)
September 30, 2021
U.S. government and agency securities	$12,408	$1	$(85)	$12,324
Municipal securities	126,874	3,061	(1,383)	128,552
Mortgage-backed securities	132,242	4,923	(960)	136,205
Corporate bonds	45,000	239	(287)	44,952
Asset-backed securities	16,012	166	-	16,178
	$332,536	$8,390	$(2,715)	$338,211
December 31, 2020
U.S. government and agency securities	$14,745	$-	$(152)	$14,593
Municipal securities	149,203	4,736	(285)	153,654
Mortgage-backed securities	127,804	7,872	(298)	135,378
Corporate bonds	32,500	21	(10)	32,511
Asset-backed securities	16,664	55	(1)	16,718
	$340,916	$12,684	$(746)	$352,854

The amortized cost and fair value of securities at September 30, 2021 and December 31, 2020, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value

	(dollars in thousands)
September 30, 2021
Due in one year or less	$-	$-
Due from one to five years	-	-
Due from five to ten years	70,469	70,373
Due after ten years	113,813	115,455
Asset-backed securities	16,012	16,178
Mortgage-backed securities	132,242	136,205
	$332,536	$338,211
December 31, 2020
Due in one year or less	$-	$-
Due from one to five years	-	-
Due from five to ten years	55,024	55,120
Due after ten years	141,424	145,638
Asset-backed securities	16,664	16,718
Mortgage-backed securities	127,804	135,378
	$340,916	$352,854

Proceeds from the sale of available-for-sale securities were $33.9 million for the three and nine months ended September 30, 2021, which resulted in a loss of $1.5 million. For the three months ended September 30, 2020, proceeds from the sale of available-for-sale securities were $7.7 million which resulted in a gain of $0.1 million. For the nine months ended September 30, 2020, proceeds from the sale of available-for-sale securities were $35.5 million which resulted in a gain of $0.7 million.

At September 30, 2021 and December 31, 2020, there were $31.2 million and $23.0 million, respectively, of securities pledged at the Federal Reserve Bank to secure municipal customer deposits.

Federal Home Loan Bank (FHLB) advances were secured by $5.5 million and $5.8 million of FHLB stock at September 30, 2021 and December 31, 2020, respectively.

The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2021 and December 31, 2020:

	Less Than 12 Months		12 Months or Greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

	(dollars in thousands)
September 30, 2021
U.S. government and agency securities	$-	$-	$10,378	$(85)	$10,378	$(85)
Municipal securities	67,126	(1,100)	6,500	(283)	73,626	(1,383)
Mortgage-backed securities	33,244	(960)	-	-	33,244	(960)
Corporate bonds	27,463	(287)	-	-	27,463	(287)
Asset-backed securities	-	-	-	-	-	-
	$127,833	$(2,347)	$16,878	$(368)	$144,711	$(2,715)
December 31, 2020
U.S. government and agency securities	$12,217	$(134)	$2,376	$(18)	$14,593	$(152)
Municipal securities	30,849	(285)	-	-	30,849	(285)
Mortgage-backed securities	7,781	(298)	-	-	7,781	(298)
Corporate bonds	7,990	(10)	-	-	7,990	(10)
Asset-backed securities	3,817	(1)	-	-	3,817	(1)
	$62,654	$(728)	$2,376	$(18)	$65,030	$(746)

The unrealized losses on the investments at September 30, 2021 and December 31, 2020 were due to market conditions as well as normal fluctuations and pricing inefficiencies. The contractual terms of the investments do not permit the issuers to settle the securities at a price less than the amortized cost basis of the investment. Because the Company does not intend to sell the investments and it is not more-likely-than-not that the Company will be required to sell the investments before recovery of the amortized cost basis, which may be maturity, the Company did not consider these investments to be other-than-temporarily impaired at September 30, 2021 and December 31, 2020.

NOTE 5 - LOANS

The components of loans were as follows:

	September 30,	December 31,
	2021	2020

	(dollars in thousands)
Agricultural loans	$631,833	$606,881
Commercial real estate loans	247,520	235,969
Commercial loans	86,813	115,087
Residential real estate loans	36,873	38,084
Installment and consumer other	1,919	264
Total gross loans	1,004,958	996,285
Allowance for loan losses	(10,715)	(14,808)
Net loans	$994,243	$981,477

Net unamortized deferred costs totalling $0.7 million and $0.3 million as of September 30, 2021 and December 31, 2020, respectively, are included in the total gross loans above.

Changes in the allowance for loan losses by portfolio segment for the three and nine months ended September 30, 2021 and 2020 were as follows:

	For the Three Months Ended September 30, 2021
	Beginning Balance	Provision for Loan Losses	Loans Charged Off	Loan Recoveries	Ending Balance

	(dollars in thousands)
Agricultural loans	$8,874	$(588)	$-	$-	$8,286
Commercial real estate loans	1,819	(105)	(125)	8	1,597
Commercial loans	565	47	-	-	612
Residential real estate loans	208	12	-	-	220
Installment and consumer other	-	-	-	-	-
Total	$11,466	$(634)	$(125)	$8	$10,715

	For the Nine Months Ended September 30, 2021
	Beginning Balance	Provision for Loan Losses	Loans Charged Off	Loan Recoveries	Ending Balance

	(dollars in thousands)
Agricultural loans	$10,859	$(2,573)	$-	$-	$8,286
Commercial real estate loans	3,139	(2,038)	(125)	621	1,597
Commercial loans	805	(274)	-	81	612
Residential real estate loans	5	215	-	-	220
Installment and consumer other	-	-	-	-	-
Total	$14,808	$(4,670)	$(125)	$702	$10,715

	For the Three Months Ended September 30, 2020
	Beginning Balance	Provision for Loan Losses	Loans Charged Off	Loan Recoveries	Ending Balance

	(dollars in thousands)
Agricultural loans	$12,670	$(444)	$-	$-	$12,226
Commercial real estate loans	3,859	491	-	1	4,351
Commercial loans	1,954	(47)	-	-	1,907
Residential real estate loans	85	3	-	-	88
Installment and consumer other	1	(1)	-	-	-
Unallocated	-	77	-	-	77
Total	$18,569	$79	$-	$1	$18,649

	For the Nine Months Ended September 30, 2020
	Beginning Balance	Provision for Loan Losses	Loans Charged Off	Loan Recoveries	Ending Balance

	(dollars in thousands)
Agricultural loans	$11,737	$466	$-	$23	$12,226
Commercial real estate loans	1,913	2,375	-	63	4,351
Commercial loans	1,599	451	(144)	1	1,907
Residential real estate loans	15	73	-	-	88
Installment and consumer other	3	(3)	-	-	-
Unallocated	-	77	-	-	77
Total	$15,267	$3,439	$(144)	$87	$18,649

The following tables present the balances in the allowance for loan losses and the recorded balance in loans by portfolio segment and based on impairment method as of September 30, 2021 and December 31, 2020:

	September 30, 2021
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total

	(dollars in thousands)
Allowance for loan losses:
Agricultural loans	$1,728	$6,558	$8,286
Commercial real estate loans	-	1,597	1,597
Commercial loans	129	483	612
Residential real estate loans	-	220	220
Installment and consumer other	-	-	-
Total ending allowance for loan losses	1,857	8,858	10,715
Loans:
Agricultural loans	36,829	595,004	631,833
Commercial real estate loans	-	247,520	247,520
Commercial loans	2,230	84,583	86,813
Residential real estate loans	-	36,873	36,873
Installment and consumer other	-	1,919	1,919
Total loans	39,059	965,899	1,004,958
Net loans	$37,202	$957,041	$994,243

	December 31, 2020
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total

	(dollars in thousands)
Allowance for loan losses:
Agricultural loans	$3,504	$7,355	$10,859
Commercial real estate loans	672	2,467	3,139
Commercial loans	86	719	805
Residential real estate loans	-	5	5
Installment and consumer other	-	-	-
Total ending allowance for loan losses	4,262	10,546	14,808
Loans:
Agricultural loans	63,777	543,104	606,881
Commercial real estate loans	7,077	228,892	235,969
Commercial loans	2,818	112,269	115,087
Residential real estate loans	59	38,025	38,084
Installment and consumer other	-	264	264
Total loans	73,731	922,554	996,285
Net loans	$69,469	$912,008	$981,477

The following tables present loans individually evaluated for impairment by class of loans at September 30, 2021 and December 31, 2020:

	September 30, 2021
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated

	(dollars in thousands)
With no related allowance:
Agricultural loans	$7,237	$6,883	$-
Commercial real estate loans	-	-	-
Commercial loans	1,918	1,914	-
Residential real estate loans	-	-	-
	$9,155	$8,797	$-
With an allowance recorded:
Agricultural loans	$32,292	$29,946	$1,728
Commercial real estate loans	-	-	-
Commercial loans	347	316	129
Residential real estate loans	-	-	-
	$32,639	$30,262	$1,857
Total	$41,794	$39,059	$1,857

	December 31, 2020
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated

	(dollars in thousands)
With no related allowance:
Agricultural loans	$20,245	$20,120	$-
Commercial real estate loans	288	288	-
Commercial loans	2,504	2,481	-
Residential real estate loans	61	59	-
	$23,098	$22,948	$-
With an allowance recorded:
Agricultural loans	$47,971	$43,657	$3,504
Commercial real estate loans	8,245	6,790	672
Commercial loans	357	336	86
Residential real estate loans	-	-	-
	$56,573	$50,783	$4,262
Total	$79,671	$73,731	$4,262

The following table presents the aging of the recorded investment in past due loans at September 30, 2021 and December 31, 2020:

	30-59 Days Past Due	60-89 Days Past Due	90+ Days Past Due	Total Past Due	Loans Not Past Due	Total Loans

	(dollars in thousands)
September 30, 2021
Agricultural loans	$70	$92	$1,582	$1,744	$630,089	$631,833
Commercial real estate loans	-	-	-	-	247,520	247,520
Commercial loans	-	-	17	17	86,796	86,813
Residential real estate loans	26	-	-	26	36,847	36,873
Installment and consumer other	-	-	-	-	1,919	1,919
Total	$96	$92	$1,599	$1,787	$1,003,171	$1,004,958
December 31, 2020
Agricultural loans	$47	$-	$5,041	$5,088	$601,793	$606,881
Commercial real estate loans	82	-	4,283	4,365	231,604	235,969
Commercial loans	-	-	96	96	114,991	115,087
Residential real estate loans	4	-	-	4	38,080	38,084
Installment and consumer other	-	-	-	-	264	264
Total	$133	$-	$9,420	$9,553	$986,732	$996,285

The following table presents the recorded investment in nonaccrual loans by class of loan:

	September 30,	December 31,
	2021	2020

	(dollars in thousands)
Agricultural loans	$27,576	$35,067
Commercial real estate loans	-	6,093
Commercial loans	316	405
Residential real estate loans	-	59
Total	$27,892	$41,624

The following tables present the average recorded investment and interest income recognized on impaired loans by portfolio segment for the three and nine months ended September 30, 2021 and 2020:

	As of and for the Three Months Ended September 30, 2021
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized

	(dollars in thousands)
Agricultural loans	$39,529	$36,829	$1,728	$37,103	$669
Commercial real estate loans	-	-	-	1,361	-
Commercial loans	2,265	2,230	129	2,367	51
Residential real estate loans	-	-	-	-	-
Total	$41,794	$39,059	$1,857	$40,831	$720

	As of and for the Nine Months Ended September 30, 2021
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized

	(dollars in thousands)
Agricultural loans	$39,529	$36,829	$1,728	$50,303	$1,698
Commercial real estate loans	-	-	-	3,539	-
Commercial loans	2,265	2,230	129	2,524	104
Residential real estate loans	-	-	-	30	-
Total	$41,794	$39,059	$1,857	$56,396	$1,802

	As of and for the Three Months Ended September 30, 2020
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized

	(dollars in thousands)
Agricultural loans	$68,145	$64,384	$3,801	$61,640	$1,507
Commercial real estate loans	9,411	9,311	2,926	9,331	59
Commercial loans	3,027	2,930	1,207	2,906	4
Residential real estate loans	61	60	-	60	-
Total	$80,644	$76,685	$7,934	$73,937	$1,570

	As of and for the Nine Months Ended September 30, 2020
	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized

	(dollars in thousands)
Agricultural loans	$68,145	$64,384	$3,801	$61,609	$3,877
Commercial real estate loans	9,411	9,311	2,926	6,497	199
Commercial loans	3,027	2,930	1,207	2,396	73
Residential real estate loans	61	60	-	61	1
Total	$80,644	$76,685	$7,934	$70,563	$4,150

Impaired loans include nonaccrual loans, troubled debt restructured loans, and loans that are 90 days or more past due and still accruing. For nonaccrual loans included in impaired loans, the interest income that would have been recognized had those loans been performing in accordance with their original terms would have been approximately $0.5 million and $1.7 million for the three months ended September 30, 2021 and 2020, respectively, and $1.3 million and $4.5 million for the nine months ended September 30, 2021 and 2020, respectively.

Troubled Debt Restructurings

The Company allocated approximately $1.5 million and $3.8 million of specific reserves to customers whose loan terms have been modified in troubled debt restructurings (“TDR”) at September 30, 2021 and December 31, 2020, respectively. The Company had no additional lending commitments at September 30, 2021 or December 31, 2020 to customers with outstanding loans that were classified as TDRs.

A TDR on nonaccrual status is classified as a nonaccrual loan until evaluation supports reasonable assurance of repayment and there has been a satisfactory period of performance according to the modified terms of the loan. Once this assurance is reached, the TDR is returned to accrual status. The following table presents the TDRs and related allowance for loan losses by loan class at September 30, 2021 and December 31, 2020:

	Non-Accrual	Restructured and Accruing	Total	Allowance for Loan Losses Allocated

	(dollars in thousands)
September 30, 2021
Agricultural loans	$23,094	$4,856	$27,950	$1,519
Commercial real estate loans	-	-	-	-
Commercial loans	17	1,830	1,847	3
Total	$23,111	$6,686	$29,797	$1,522
December 31, 2020
Agricultural loans	$27,223	$15,690	$42,913	$3,494
Commercial real estate loans	1,810	984	2,794	315
Commercial loans	68	1,918	1,986	4
Total	$29,101	$18,592	$47,693	$3,813

The following table provides the number of loans modified in a troubled debt restructuring by class for the three and nine months ended September 30, 2021 and 2020:

	For the Three Months Ended
	September 30, 2021		September 30, 2020
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment

	(dollars in thousands)
Troubled debt restructurings:
Agricultural loans	8	$2,327	-	$-
Total	8	$2,327	-	$-

	For the Nine Months Ended
	September 30, 2021		September 30, 2020
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment

	(dollars in thousands)
Troubled debt restructurings:
Agricultural loans	13	$3,913	8	$2,872
Total	13	$3,913	8	$2,872

The following table provides the troubled debt restructurings for the three and nine months ended September 30, 2021 and 2020 grouped by type of concession:

	For the Three Months Ended
	September 30, 2021		September 30, 2020
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment

	(dollars in thousands)
Agricultural loans
Combination of extension of term and interest rate concessions	8	$2,327	-	$-
Total	8	$2,327	-	$-

	For the Nine Months Ended
	September 30, 2021		September 30, 2020
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment

	(dollars in thousands)
Agricultural loans
Payment concessions	-	$-	1	$231
Term concessions	-	-	1	484
Extension of interest-only payments	5	1,586	2	75
Capitalized interest	-	-	1	153
Combination of payment concessions and interest rate concessions	-	-	3	1,929
Combination of extension of term and interest rate concessions	8	2,327	-	-
Total	13	$3,913	8	$2,872

No troubled debt restructurings defaulted within twelve months of the restructure date during the three and nine months ended September 30, 2021 and September 30, 2020.

The CAA extended Section 4013 of the CARES Act, which allows financial institutions to elect to suspend troubled debt restructuring accounting under certain circumstances when the temporary restructuring is related to the COVID-19 pandemic. The Company has elected to implement Section 4013, and the balance of those loans modified under Section 4013 was $0.2 million and $16.8 million at June 30, 2021 and December 31, 2020, respectively.

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of the borrowers to service their debt, such as current financial information, historical payment experience, credit documentation, public information and current economic trends, among other factors. The Company analyzes agricultural, commercial, and commercial real estate loans individually by classifying the credits as to credit risk. The process of analyzing loans for changes in risk rating is ongoing through routine monitoring of the portfolio and annual internal credit reviews for credits with total exposure in excess of $300,000. The Company uses the following definitions for credit risk ratings:

Sound. Credits classified as sound show very good probability of ongoing ability to meet and/or exceed obligations.

Acceptable. Credits classified as acceptable show a good probability of ongoing ability to meet and/or exceed obligations.

Satisfactory. Credits classified as satisfactory show fair probability of ongoing ability to meet and/or exceed obligations.

Low Satisfactory. Credits classified as low satisfactory show fair probability of ongoing ability to meet and/or exceed obligations. Low satisfactory credits may be newer or have a less established track record of financial performance, inconsistent earnings, or may be going through an expansion.

Watch. Credits classified as watch show some questionable probability of ongoing ability to meet and/or exceed obligations.

Special Mention. Credits classified as special mention show potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or of the institution’s credit position at some future date.

Substandard - Performing. Credits classified as substandard - performing generally have well-defined weaknesses. Collateral coverage is adequate, and the loans are not considered impaired. Payments are being made and the loans are on accrual status.

Substandard - Impaired. Credits classified as substandard-impaired generally have well-defined weaknesses that jeopardize the repayment of the debt. They have a distinct possibility that a loss will be sustained if the deficiencies are not corrected. Loans are considered impaired. Loans are either exhibiting signs of delinquency, are on non-accrual or are identified as a TDR.

Doubtful. Credits classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable.

The Company categorizes residential real estate, installment and consumer other loans as satisfactory at the time of origination based on information obtained as to the ability of the borrower(s) to service their debt, such as current financial information, employment status and history, historical payment experience, credit scores and type and amount of collateral among other factors. The Company updates relevant information on these types of loans at the time of refinance, troubled debt restructuring or other indications of financial difficulty, downgrading as needed using the same category descriptions as for agricultural, commercial, and commercial real estate loans. In addition, the Company further considers current payment status as an indicator of which risk category to assign the loan.

The greater the level of deteriorated risk as indicated by a loan’s assigned risk category, the greater the likelihood a loss will occur in the future. If the loan is substandard - impaired, then the loan loss reserves for the loan are recorded at the loss level of impairment. If the loan is not impaired, then its loan loss reserves are determined by the application of a loss rate that increases with risk in accordance with the allowance for loan loss analysis.

The Bank will not accrue interest on any loan past due 90 days or more. Furthermore, the Bank will place any loan on non-accrual status for which payment in full of principal and interest is not expected. A loan shall be placed on non-accrual as soon as it is determined that payment in full of interest and/or principal is unlikely. The Bank’s chief credit officer may approve the placement of a loan on non-accrual prior to 90 days past due.

Based on the most recent analysis performed by management, the risk category of loans by class of loans was as follows as of September 30, 2021 and December 31, 2020:

	As of September 30, 2021
	Sound/ Acceptable/ Satisfactory/ Low Satisfactory	Watch	Special Mention	Substandard Performing	Substandard Impaired	Total Loans

	(dollars in thousands)
Agricultural loans	$484,545	$100,044	$6,927	$12,741	$27,576	$631,833
Commercial real estate loans	226,818	19,425	-	1,277	-	247,520
Commercial loans	78,840	4,956	538	2,163	316	86,813
Residential real estate loans	36,673	200	-	-	-	36,873
Installment and consumer other	1,919	-	-	-	-	1,919
Total	$828,795	$124,625	$7,465	$16,181	$27,892	$1,004,958

	As of December 31, 2020
	Sound/ Acceptable/ Satisfactory/ Low Satisfactory	Watch	Special Mention	Substandard Performing	Substandard Impaired	Total Loans

	(dollars in thousands)
Agricultural loans	$374,595	$155,546	$1,854	$34,452	$40,434	$606,881
Commercial real estate loans	200,208	26,266	-	3,402	6,093	235,969
Commercial loans	103,488	8,022	647	2,566	364	115,087
Residential real estate loans	37,758	267	-	-	59	38,084
Installment and consumer other	264	-	-	-	-	264
Total	$716,313	$190,101	$2,501	$40,420	$46,950	$996,285

NOTE 6 - LOAN SERVICING RIGHTS

Loans serviced for others are not included in the accompanying consolidated balance sheets. The risks inherent in servicing assets relate primarily to changes in prepayments that result from shifts in interest rates. The unpaid principal balances of loans serviced for others were approximately $839.4 million and $812.6 million at September 30, 2021 and December 31, 2020, respectively. The fair value of these rights were approximately $19.4 million and $18.4 million at September 30, 2021 and December 31, 2020, respectively.

The fair value of servicing rights is highly sensitive to changes in underlying assumptions. The Company’s portfolio of loans serviced for others is mostly comprised of fixed rate loans. Generally, as market interest rates rise, prepayments on fixed rate loans decrease due to a decline in refinancing activity, which results in an increase in the fair value of servicing rights. However, due to the cross-collateralization of loans in the portfolio and the government guarantee programs under which many of the loans were originated, prepayments on the portfolio tend to be muted in comparison to other types of loans, such as mortgage loans. Measurement of fair value is limited to the conditions existing and the assumptions used as of a particular point in time, and those assumptions may not be appropriate if they were applied at a different time.

The fair value of servicing rights at September 30, 2021 was determined using an assumed discount rate of 15.13% percent and a weighted average run-off rate of 17.24%, ranging from 16.71% to 24.47%, depending upon loan type, the stratification of the specific right, and nominal credit losses. The fair value of servicing rights at December 31, 2020 was determined using an assumed discount rate of 14.3% and a weighted average run-off rate of 16.59%, ranging from 16.02% to 24.72%, depending upon the stratification of the specific right, and nominal credit losses.

Changes to the fair value are reported in loan servicing fees within the consolidated statements of operations.

The following tables summarize servicing rights capitalized, along with the aggregate activity in related valuation allowances for periods indicated.

	For the Three Months Ended September 30,
	2021	2020

	(dollars in thousands)
Balance, beginning of period	$19,478	$16,486
Additions, net	1,631	1,268
Fair value changes:
Decay due to increases in principal paydowns or runoff	(1,083)	(386)
Due to changes in valuation inputs or assumptions	(613)	(165)
Balance, end of period	$19,413	$17,203

	For the Nine Months Ended September 30,
	2021	2020

	(dollars in thousands)
Balance, beginning of period	$18,396	$15,921
Additions, net	4,993	2,814
Fair value changes:
Decay due to increases in principal paydowns or runoff	(2,213)	(1,378)
Due to changes in valuation inputs or assumptions	(1,763)	(154)
Balance, end of period	$19,413	$17,203

NOTE 7 - DEPOSITS

Deposits are summarized as follows at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020

	(dollars in thousands)
Demand deposits	$168,008	$163,202
NOW and interest checking	143,843	96,624
Savings	17,258	7,367
Money market accounts	415,813	344,250
Certificates of deposit	262,658	304,580
National time deposits	16,333	44,347
Brokered deposits	157,583	80,456
Total deposits	$1,181,496	$1,040,826

NOTE 8-ADVANCES FROM FHLB AND OTHER BORROWINGS

The Bank had advances outstanding from the FHLB in the amount of $85.0 million and $129.0 million on September 30, 2021 and December 31, 2020, respectively. These advances, rates, and maturities were as follows:

			September 30,	December 31,
	Maturity	Rate	2021	2020

			(dollars in thousands)
Fixed rate, fixed term	01/04/2021	0.23%	$-	$29,000
Fixed rate, fixed term	04/12/2021	1.92%	-	8,000
Fixed rate, fixed term	05/03/2021	0.00%	-	4,000
Fixed rate, fixed term	06/15/2021	1.39%	-	5,000
Fixed rate, fixed term	08/16/2021	2.29%	-	3,000
Fixed rate, fixed term	12/30/2021	2.29%	2,000	2,000
Fixed rate, fixed term	03/18/2022	1.03%	15,000	15,000
Fixed rate, fixed term	03/25/2022	0.75%	10,000	10,000
Fixed rate, fixed term	05/16/2022	0.00%	5,000	-
Fixed rate, fixed term	11/16/2022	0.38%	20,000	20,000
Fixed rate, putable, 2 years no call	01/12/2023	2.03%	8,000	8,000
Fixed rate, fixed term	03/23/2023	1.26%	10,000	10,000
Fixed rate, fixed term	03/27/2023	0.82%	15,000	15,000
			$85,000	$129,000

The terms of security agreements with the FHLB require the Bank to pledge collateral for its borrowings. The collateral consists of qualifying first mortgage loans and stock of the FHLB. At September 30, 2021 and December 31, 2020, the Bank had pledged qualifying mortgage loans of $494.8 million and $367.6 million, respectively.

As of September 30, 2021 and December 31, 2020, the Bank also had a line-of-credit available with the Federal Reserve Bank of Chicago. Borrowings under this line of credit are limited by the amount of collateral pledged by the Bank, which totaled $52.8 million and $111.5 million in loans at September 30, 2021 and December 31, 2020, respectively. The borrowings available to the Company were $45.7 million and $83.3 million, as of September 30, 2021 and December 31, 2020, respectively. There were no outstanding advances included in other borrowings at September 30, 2021 and December 31, 2020.

Other borrowings are borrowings as a result of sold loans that do not qualify for sale accounting. These agreements are recorded as financing transactions as the Bank maintains effective control over the transferred loans. The dollar amount of the loans underlying the sale agreements continues to be carried in the Bank’s loan portfolio, and the transfer is reported as a secured borrowing with pledge of collateral. At September 30, 2021 and December 31, 2020, the amounts of these borrowings were $0.1 million and $0.2 million, respectively.

Also included in other borrowings is the financing lease for our full-service banking location in Manitowoc, Wisconsin. This branch location was owned by the Bank and was sold to a third party in March 2020. The Bank is leasing back a portion of the building for its full-service branch. Under the terms of the current lease which began on March 2, 2020, the Company is obligated to pay monthly rent of $16 thousand with an initial lease term of ten years with two renewal options of five years each. As of September 30, 2021 and December 31, 2020, the liability remaining under the financing lease was $1.2 million and $1.3 million, respectively.

The Company largely funded the Small Business Administration’s Paycheck Protection Program (“PPP”) loans through the Federal Reserve’s PPP Liquidity Facility, which allowed for 12-month advances collateralized by PPP loans at an interest rate of 0.35%. The balance of these advances was $11.5 million and $47.5 million at September 30, 2021 and December 31, 2020, respectively, and were secured by PPP loans of the same amount.

The following table sets forth information concerning balances and interest rates on other borrowings as of and for the periods indicated:

	September 30,	December 31,
	2021	2020

	(dollars in thousands)
Balance outstanding at end of period	$12,844	$49,006
Average amount outstanding during the period	25,534	61,483
Maximum amount outstanding at any month-end	49,917	93,709
Weighted average interest rate during the period	0.44%	0.42%
Weighted average interest rate at end of period	0.51%	0.39%

NOTE 9 - SUBORDINATED DEBENTURES

The following is a summary of the carrying values, including unamortized issuance costs, of the Company’s subordinated debt as of the dates indicated:

	As of September 30, 2021					As of December 31, 2020
	Balance Outstanding	Interest Rate	Interest Reset Date	Call Date	Maturity Date	Balance Outstanding

	(dollars in thousands)
Junior subordinated notes issued to County Bancorp Statutory Trust II (1)(2)	$6,186	1.646%	12/15/2021	N/A	09/15/2035	$6,186
Junior subordinated notes issued to County Bancorp Statutory Trust III (1)(3)	6,186	1.806%	12/15/2021	N/A	06/15/2036	6,186
Junior subordinated notes issued to Fox River Valley Capital Trust I (4)	3,610	6.40%	11/30/2023	N/A	05/30/2033	3,336
5.875% Fixed-to-Floating rate subordinated notes (5)	29,686	5.875%	06/01/2023	06/01/2023	06/01/2028	29,545
7.00% Fixed-to-Floating rate subordinated notes (6)	21,930	7.00%	06/30/2025	06/30/2025	06/30/2030	21,858
Total subordinated debentures	$67,598					$67,111

(1)	The Company formed wholly owned subsidiary business trusts County Bancorp Statutory Trust II (“Trust II”) and County Bancorp Statutory Trust III (“Trust III”) (together, the “Trusts”), which are both Delaware statutory trusts. The Company owns all of the outstanding common securities of Trust II and Trust III, which qualify as Tier 1 capital for regulatory purposes. The Trusts used the proceeds from the issuance of their capital securities to buy floating rate junior subordinated deferrable interest debentures (“debentures”) issued by the Company. These debentures are the Trusts’ only assets, and interest payments from these debentures finance the distributions paid on the capital securities. These debentures are unsecured, rank junior, and are subordinate in the right of payment to all senior debt of the Company.

(2)	The debentures issued to Trust II bear an interest rate of three-month LIBOR plus 1.53% through maturity.

(3)	The debentures issued to Trust III bear an interest rate of three-month LIBOR plus 1.69% through maturity.

(4)	In connection with the merger with Fox River Valley Bancorp, Inc., the Company acquired all of the common securities of Fox River Valley’s wholly-owned subsidiary, Fox River Valley Capital Trust I, a Delaware statutory trust (the “FRV Trust I”), which qualify as Tier 1 capital for regulatory purposes. The debentures of the Company owned by FRV Trust I carry an interest rate equal to 5-year LIBOR plus 3.40%, which resets every five years.

(5)	The notes bear interest at a fixed rate of 5.875% per year, from and including May 30, 2018 to, but excluding, June 1, 2023. From and including June 1, 2023 to, but excluding, the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current 3-month LIBOR plus 2.88%. The notes qualify as Tier 2 capital of the Company. Debt issuance costs of $0.9 million are being amortized over the life of the notes.

(6)	The notes bear interest at a fixed rate of 7.00% per year, from and including June 30, 2020 to, but excluding, June 30, 2025. From and including June 30, 2025 to, but excluding, the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month term secured overnight financing rate (SOFR) plus 687.5 basis points. The notes qualify as Tier 2 capital of the Company. The Company incurred $0.6 million of costs related to the issuance of the notes. These costs have been capitalized and are being amortized over the life of the notes.

NOTE 10 - EQUITY INCENTIVE PLAN

Under the Company’s 2021 Long Term Incentive Plan (the “Plan”), the Company may grant options to purchase shares of common stock and issue restricted stock to its directors, officers, and employees. Both qualified and non-qualified stock options and restricted stock may be granted and issued, respectively, under the Plan. As of September 30, 2021, 270,455 options or shares of restricted stock remained available under the Plan.

The exercise price of each option equals the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. Vesting periods range from one to five years from the date of grant. The restricted stock vesting periods range from one to five years from the date of issuance.

Activity in outstanding stock options for the nine months ended September 30, 2021 were as follows:

	September 30, 2021
	Number of Options	Weighted-Average Exercise Price	Aggregate Intrinsic Value (1)

	(dollars in thousands except option and per share data)
Outstanding, beginning of year	249,667	$19.75
Granted	6,070	24.73
Exercised	(51,101)	18.59
Forfeited/expired	(9,177)	20.38
Outstanding, end of period	195,459		$3,105
Options exercisable at period-end	134,422		$2,144
Weighted-average fair value of options granted during the period (2)		$8.03

(1)	The aggregate intrinsic value of a stock option in the table above represents the total pre-tax intrinsic value (the amount by which the current market value of the underlying stock exceeds the exercise price of the option) that would have been received by the option holders had all option holders exercised their options on September 30, 2021. This amount changes based on changes in the market value of the Company’s stock.

(2)	The fair value (present value of the estimated future benefit to the option holder) of each option grant is estimated on the date of grant using the Black-Scholes option pricing model.

Activity in restricted stock awards and restricted stock units for the nine months ended September 30, 2021 was as follows:

	September 30, 2021
	Restricted Stock Awards	Weighted Average Grant Price
Outstanding, beginning of year	6,299	$24.80
Granted	-	-
Vested	(3,500)	22.90
Forfeited/expired	(493)	27.15
Outstanding, end of period	2,306	$27.19

	September 30, 2021
	Restricted Stock Units	Weighted Average Grant Price
Outstanding, beginning of year	66,856	$19.38
Granted	42,437	22.87
Vested	(17,849)	20.27
Forfeited/expired	(3,332)	18.25
Outstanding, end of period	88,112	$20.92
Restricted shares vested not yet issued, end of period	9,779

For the three months ended September 30, 2021 and 2020, share-based compensation expenses, including options and restricted stock awards and units, applicable to the plan was $0.2 million. For the nine months ended September 30, 2021 and 2020, share-based compensation expense, including options and restricted stock awards and units, applicable to the Plan was $0.7 million.

As of September 30, 2021, unrecognized share-based compensation expense related to nonvested share-based compensation instruments amounted to $1.1 million and is expected to be recognized over a weighted average period of 2.29 years.

NOTE 11 - REGULATORY MATTERS

The Company (on a consolidated basis) and Bank are each subject to various regulatory capital requirements administered by the federal and state banking agencies. The Basel III rules, a comprehensive capital framework for U.S. banking organizations, includes quantitative measures designed to ensure capital adequacy. The Basel III rules designed the capital conservation buffer to absorb losses during periods of economic stress and effectively increase the minimum required risk-weighted capital ratios. The Basel III rules require the Company and the Bank to maintain:

(i)	Tier 1 Common Equity ratio to risk weighted assets minimum of 4.50% plus a 2.50% “capital conservation buffer” (effectively resulting in minimum Tier 1 Common Equity ratio of 7.00%);

(ii)	Tier 1 Capital ratio to risk weighted assets minimum of 6.00% plus the capital conservation buffer (effectively resulting in a minimum Tier 1 Capital to risk-based capital ratio of 8.50%);

(iii)	Total Capital ratio to risk weighted assets minimum of 8.00% plus the capital conservation buffer (effectively resulting in a minimum Total Capital to risk weighted assets ratio of 10.50%); and

(iv)	Tier 1 Leverage Capital ratio minimum of 4.00%.

Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action (applicable only to the Bank), the Company and Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies. Management believed, as of September 30, 2021 and December 31, 2020, that the Company and Bank met all capital adequacy requirements to which they were subject.

As of September 30, 2021, the most recent notification from the banking regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There were no conditions or events since the notification that management believes have changed the Bank’s category

The Company and Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		Minimum For Capital Adequacy Purposes (including the capital conservation buffer):		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions:
	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(dollars in thousands)
September 30, 2021
Total Capital (to risk weighted assets):
Consolidated	$252,398	19.05%	$139,122	10.50%	Not applicable
Bank	213,766	16.18%	138,710	10.50%	$132,104	10.00%
Tier 1 Capital (to risk weighted assets):
Consolidated	190,067	14.35%	$112,622	8.50%	Not applicable
Bank	203,051	15.37%	112,289	8.50%	105,684	8.00%
Tier 1 Capital (to average assets):
Consolidated	190,067	12.64%	60,132	4.00%	Not applicable
Bank	203,051	13.37%	60,765	4.00%	75,957	5.00%
Tier 1 Common Equity Ratio (to risk weighted assets):
Consolidated	166,085	12.54%	$92,748	7.00%	Not applicable
Bank	203,051	15.37%	92,473	7.00%	85,868	6.50%

December 31, 2020
Total Capital (to risk weighted assets):
Consolidated	$246,275	19.50%	$132,603	10.50%	Not applicable
Bank	211,864	16.83%	132,174	10.50%	$125,880	10.00%
Tier 1 Capital (to risk weighted assets):
Consolidated	180,135	14.26%	107,345	8.50%	Not applicable
Bank	197,056	15.65%	106,998	8.50%	100,704	8.00%
Tier 1 Capital (to average assets):
Consolidated	180,135	13.01%	55,403	4.00%	Not applicable
Bank	197,056	14.06%	56,047	4.00%	70,059	5.00%
Tier 1 Common Equity Ratio (to risk weighted assets):
Consolidated	156,427	12.39%	88,402	7.00%	Not applicable
Bank	197,056	15.65%	88,116	7.00%	81,822	6.50%

NOTE 12 - FAIR VALUE MEASUREMENTS

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability is not adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are independent, knowledgeable, and both able and willing to transact.

ASC 820-10 requires the use of valuation techniques that are consistent with the market approach, the income approach, and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, ASC 820-10 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1-Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2-Valuation is based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3-Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments recorded at fair value on a recurring basis:

Securities Available-for-Sale

Where quoted prices are available in an active market, the Company classifies the securities within Level 1 of the valuation hierarchy. Securities are defined as both long and short positions. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, the Company estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes and credit spreads.

Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include U.S. government and agency securities, corporate bonds and other securities. Mortgage-backed securities are included in Level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, the Company classifies those securities in Level 3.

Loan Servicing Rights

The Company’s loan servicing rights do not trade in an active, open market with readily observable prices. Accordingly, fair value is estimated using discounted cash flow models having significant inputs of discount rate, prepayment speed, and default rate. Due to the nature of the valuation inputs, loan servicing rights are classified in Level 3 of the valuation hierarchy.

Derivative Instruments

The Company's derivative instruments consist of interest rate swaps, which are accounted for as cash flow hedges. The Company's derivative positions are classified within Level 2 of the fair value hierarchy and are valued using models generally accepted in the financial services industry and that use actively quoted or observable market input values from external market data providers and/or non-binding broker-dealer quotations. The fair value of the derivatives is determined using discounted cash flow models. These models’ key assumptions include the contractual terms of the respective contract along with significant observable inputs, including interest rates, yield curves, nonperformance risk and volatility.

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value

	(dollars in thousands)
September 30, 2021
Securities available for sale:
U.S. government and agency securities	$-	$12,324	$-	$12,324
Municipal securities	-	128,552	-	128,552
Mortgage-backed securities	-	136,205	-	136,205
Corporate bonds	-	44,952	-	44,952
Asset-backed securities	-	16,178	-	16,178
Loan servicing rights (1)	-	-	19,413	19,413
Total assets at fair value	$-	$338,211	$19,413	$357,624
Derivative instruments, interest rate swaps	-	1,234	-	1,234
Total liabilities at fair value	$-	$1,234	$-	$1,234
December 31, 2020
Securities available for sale:
U.S. government and agency securities	$-	$14,593	$-	$14,593
Municipal securities	-	153,654	-	153,654
Mortgage-backed securities	-	135,378	-	135,378
Corporate bonds	-	32,511	-	32,511
Asset-backed securities	-	16,718	-	16,718
Loan servicing rights (1)	-	-	18,396	18,396
Total assets at fair value	$-	$352,854	$18,396	$371,250
Derivative instruments, interest rate swaps	-	1,914	-	1,914
Total liabilities at fair value	$-	$1,914	$-	$1,914

(1)	See Note 6 for quantitative information on the significant inputs and a rollforward of activity related to the loan servicing rights.

Certain assets are measured at fair value on a nonrecurring basis; that is, they are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy for which a nonrecurring change in fair value has been recorded:

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs

	(dollars in thousands)
September 30, 2021
Impaired loans	$-	$-	$28,405
Other real estate owned	-	-	914
Total assets at fair value	$-	$-	$29,319
December 31, 2020
Impaired loans	$-	$-	$46,521
Other real estate owned	-	-	1,077
Total assets at fair value	$-	$-	$47,598

The significant inputs used in the fair value measurements for Level 3 assets measured at fair value on a nonrecurring basis were as follows:

September 30, 2021
	Valuation Techniques	Unobservable Inputs	Range (Average)
Impaired loans	Evaluation of collateral	Estimation of value	NM*
Other real estate owned	Appraisal	Appraisal adjustment	6%-8% (7%)

December 31, 2020
	Valuation Techniques	Unobservable Inputs	Range (Average)
Impaired loans	Evaluation of collateral	Estimation of value	NM*
Other real estate owned	Appraisal	Appraisal adjustment	6%-9% (7%)

*	Not Meaningful. Evaluations of the underlying assets are completed for each impaired loan with a specific reserve. The types of collateral vary widely and could include accounts receivable, inventory, a variety of equipment, and real estate. Collateral evaluations are reviewed and discounted as appropriate based on knowledge of the specific type of collateral. In the case of real estate, an independent appraisal may be obtained. Types of discounts considered include aging of receivables, condition of the collateral, potential market for the collateral, and estimated disposal costs. These discounts will vary from loan to loan, thus providing a range would not be meaningful.

The estimated fair values, and related carrying or notional amounts, of the Company’s financial instruments were as follows:

	September 30,		December 31,
	2021		2020
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Input Level

	(dollars in thousands)
Financial assets:
Cash and cash equivalents	$105,131	$105,131	$19,084	$19,084	1
Interest earning cash at other financial institutions	417	417	416	416	1
FHLB Stock	5,485	5,485	5,758	5,758	2
Securities available for sale	338,211	338,211	352,854	352,854	2
Loans, net of allowance for loan losses	994,243	1,005,973	981,477	991,342	3
Loans held for sale	11,139	11,139	35,976	35,976	3
Accrued interest receivable	4,898	4,898	3,240	3,240	2
Loan servicing rights	19,413	19,413	18,396	18,396	3
Financial liabilities:
Deposits:
Time	436,574	428,618	419,542	426,092	2
Other deposits	744,922	744,922	621,284	621,284	1
Other borrowings	12,844	12,844	49,006	49,006	3
Advances from FHLB	85,000	85,769	129,000	130,361	2
Subordinated debentures	67,598	66,293	67,111	67,111	3
Accrued interest payable	2,124	2,124	2,496	2,496	2
Derivative instruments, interest rate swaps	1,234	1,234	1,914	1,914	2

NOTE 13 - OTHER REAL ESTATE OWNED

Changes in other real estate owned were as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

	(dollars in thousands)
Balance, beginning of period	$914	$2,629	$1,077	$5,521
Assets foreclosed	-	768	360	767
Write-down of other real estate owned	-	-	-	(1,360)
Net loss on sales of other real estate owned	-	(9)	(17)	(13)
Proceeds from sale of other real estate owned	-	(324)	(506)	(1,851)
Balance, end of period	$914	$3,064	$914	$3,064

Expenses applicable to other real estate owned included in non-interest expense included the following:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

	(dollars in thousands)
Net loss on sales of other real estate owned	$-	$(9)	$(17)	$(13)
Write-down of other real estate owned	-	-	-	(1,360)
Operating income (expenses), net of rental income	2	(51)	(69)	(217)
	$2	$(60)	$(86)	$(1,590)

NOTE 14 - DERIVATIVE FINANCIAL INSTRUMENTS

On June 15, 2018, the Company executed an interest rate swap to manage interest rate risk on two sets of its trust preferred securities. This derivative contract involves the receipt of floating rate interest from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreement, without the exchange of the underlying notional value. This instrument is designated as a cash flow hedge as the receipt of floating rate interest from the counterparty is used to manage interest rate risk associated with three-month LIBOR advances. The change in the fair value of this hedging instrument is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged transaction affects earnings.

The Company had two outstanding interest rate swaps designated as a cash flow hedge each with an aggregate notional value of $6.0 million at September 30, 2021 and December 31, 2020. Both interest rate swaps mature on June 15, 2028. A pre-tax unrealized gain of $0.7 million was recognized in accumulated other comprehensive income for the nine months ended September 30, 2021, and a pre-tax loss of $1.2 million was recognized in accumulated other comprehensive income for the nine months ended September 30, 2020. There was no ineffective portion of this hedge.

The Company is exposed to credit risk in the event of nonperformance by the interest rate swaps counterparty. The Company minimizes this risk by entering into derivative contracts with only large, stable financial institutions, and the Company has not experienced, and does not expect, any losses from counterparty nonperformance on the interest rate swaps. The Company monitors counterparty risk in accordance with the provisions of FASB ASC 815. In addition, the interest rate swap agreements contain language outlining collateral-pledging requirements for each counterparty. Collateral must be posted when the market value exceeds certain threshold limits. Derivative contracts are executed with a Credit Support Annex, which is a bilateral ratings-sensitive agreement that requires collateral postings at established credit threshold levels. These agreements protect the interests of the Company and its counterparties should either party suffer a credit rating deterioration. The Company was required to pledge $2.4 million of cash as collateral to the counterparty as of September 30, 2021.

NOTE 15 - SUBSEQUENT EVENTS

Management evaluated subsequent events through the date the financial statements were issued.

There were no other significant events or transactions occurring after September 30, 2021, but prior to November 5, 2021, that provided additional evidence about conditions that existed at September 30, 2021.